EXHIBIT 23.1
                                  ------------



                   [LETTERHEAD OF ALESSANDRI & ALESSANDRI, P.A.]
                        Independent Accountants' Consent

The  Board  of  Directors
QuadraComm,  Inc.


We consent to the incorporation by reference in this Registration Statement of QuadraComm, Inc. on Form S-8 of our report dated April 27, 2001, included and incorporated by reference in the Annual Report on Form 10-KSB of QuadraComm, Inc. for the year ended December 31, 2000.


                                      /s/  Alessandri  &  Alessandri,  P.A.

July  10,  2001



                           Accountants & Consultants
            5121 Ehrlich Road - Suite 107-B - Tampa, Florida 33624
                      (813)969-1995 - Fax (813)960-2740
          Member: American Institute of Certified Public Accountants/
                Division of CPA Firms - Member: Florida Institute
                        of Certified Public Accountants


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